UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Presidential Life Corporation

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Presidential Life Insurance Company

Building for the Future

August 2010

SAFE HARBOR LANGUAGE

This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about our future plans and business strategy and expected or anticipated future events and performance.

These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors. Accordingly, there is no assurance that our plans, strategy and expectations will be realized. Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

THE PRESENTATION TEAM… EXPERIENCED AND COMMITTED

Donald L. Barnes – Chief Executive Officer, President and Vice Chairman

- Assumed CEO position on May 12, 2009
- COO since 2007, President (2000), EVP (1999) and SVP (1995)
- Previously President of Franklin United Life Insurance Company in a number of roles over 17 years
- Named as a Director of LICONY in January 2010

P.B. (Pete) Pheffer – Chief Financial Officer

- Appointed CFO June 2010
- Previously CFO of Missouri Employers Mutual Insurance, Kemper Life Insurance Companies, Jackson National Life Insurance Companies and Standard Management Corporation
- Over 20 years experience as senior-level financial executive for publicly traded insurance companies

Mark Abrams – Chief Investment Officer

- Served as CIO and EVP since 2003
- Previously SVP (2001) and VP (1994)
- 14+ years of municipal investment banking and commercial real estate finance experience in public and private companies.

William M. Trust, Jr. – Chairman of the Board

- A director of the Company since May 2008, Lead Independent Director since November 2009 and appointed Chairman on March 11, 2010
- Has served in various capacities, including CEO, President, CFO, CAO and Controller, at public and privately held companies and Chairman and Director at non-profit institutions

CORPORATE OVERVIEW

Observations

- Founded in 1969 and headquartered in Nyack, NY
- Total assets exceed $3.9 billion
- Shareholders' equity exceeds $670 million or $22.68 per share
- A.M. Best financial strength rating of B+ (Good)
- Current business focuses on the sale of individual, fixed annuities
- Licensed in all 50 states plus the District of Columbia
- Publicly traded on NASDAQ (ticker – PLFE)

2009 Statutory Direct Premiums Written Composition

(000's)	
Ind. Ann.	$190,915
Ordinary Life	$17,215
Group A&H	$7,484
Other	$36
Total	**$215,862**



Group A&H 3%
Ordinary Life 7%
Individual Annuities 90%

Source: SNL Financial

2009 Statutory Direct Premiums Written by State

(000's)	
NY	$122,875
PA	$19,311
FL	$16,458
NJ	$6,682
OH	$5,224
AZ	$4,637
Other	$40,676
Total	**$215,862**



Other 32%
NY 49%
OH 2%
NJ 3%
FL 6%
PA 8%

Source: SNL Financial

OVERVIEW OF THE INDIVIDUAL ANNUITY MARKET

Annual Fixed Annuity Sales ($ billions) (1)



5-Year CAGR = 7.9%
$79.5
$78.3
$72.8
$109.3
$107.9
2005
2006
2007
2008
2009

2009 Individual Annuity Sales Distribution



Other 4%
Direct response 8%
Independent agents 17%
Stockbrokers 13%
Career agents 20%
Banks 19%
Financial planners/ independent broker-dealers 19%

Top 10 Writers of Individual Annuities - 2009

Rank	Company Name	DPW (in 000s)	Market Share
1	MetLife Inc.	20,393,013	11.0%
2	Jackson National Life Group	12,352,891	6.7%
3	New York Life Insurance Group	10,960,340	5.9%
4	Lincoln National Corp.	10,888,414	5.9%
5	American International Group	10,647,175	5.7%
6	Ameriprise Financial	8,988,068	4.8%
7	Allianz SE	8,472,058	4.6%
8	Prudential Financial Inc.	7,989,042	4.3%
9	AEGON NV	7,868,756	4.2%
10	Pacific MHC	7,249,923	3.9%

(1) Includes equity indexed annuities

Source: LIMRA International, the US Individual Annuity Yearbook – 2009, SNL Financial

WHY WE ARE HERE, AGAIN

Herbert Kurz, the former CEO, is seeking to elect his hand-picked slate of directors, which includes himself at the age of 90

- He is attempting to replace highly experienced, independent directors with his own nominees in a bid to regain control of Presidential Life

This follows his unsuccessful consent solicitation campaign roughly six months ago that, by his own admission, failed to garner any meaningful independent shareholder support

- After reviewing Mr. Kurz's proposals, all three leading independent proxy advisory firms issued recommendations that shareholders reject his consent solicitation campaign

Mr. Kurz is conducting a proxy solicitation in an attempt to thwart the determination by the Company's chief regulator, the New York State Insurance Department (NYSID), that Mr. Kurz is untrustworthy and he is not permitted to be a controlling person of Presidential Life or serve as an Officer or Director of Presidential Life Insurance Company

- Mr. Kurz's untrustworthy conduct includes a pattern of improper use of the Company's health insurance program and of his charitable Foundation's assets
- In response to the NYSID findings, Mr. Kurz resigned from the Company's Board of Directors
- The NYSID findings resulted from a thorough investigation by the NYSID – they are not merely allegations of misconduct

Mr. Kurz's frustration at not being in control should not be allowed to jeopardize the significant progress your Company has made

HISTORY OF FAILED CONSENT SOLICITATION

December 2009	**Herbert Kurz commences consent solicitation campaign to remove, without cause, all 9 directors of the Company and to elect his hand-picked slate. If elected, the 9 nominees intended to reinsert Kurz as interim CEO.**
December 2009 / January 2010	**All three major proxy advisory firms, ISS, Glass Lewis and Proxy Governance, recommend shareholders reject Mr. Kurz's proposals.**
February 2010	**Herbert Kurz files an amended Schedule 13D stating that he failed to receive the required number of consents.** ▪ He failed to achieve any significant support. Based upon his claims, only approximately 11% of independent stockholders (shares not controlled by Kurz, the Kurz Family Foundation or Kurz family members) voted in his favor. ▪ He notably failed to actually deliver any consents to the Company, making verification of his claims impossible.

MR. KURZ ENGAGED IN UNTRUSTWORTHY CONDUCT

On June 3, 2010, the New York Insurance Department (the "NYSID"), the Company's primary regulatory authority, after investigating allegations of misconduct by the Kurz Family Foundation (the "Foundation") and Mr. Kurz, stated:

*"Following a **thorough investigation** of these allegations, **the Department has concluded** that both the Foundation and **Mr. Kurz** have **engaged in untrustworthy conduct** that renders them unsuitable to serve as controlling persons of Presidential. In addition, **Mr. Herbert Kurz may no longer serve as an officer, director or controlling person** of Presidential."*

These allegations of misconduct include a pattern of improper use of the Company's health insurance program and the charitable Foundation's assets.

- A review of the Company's health insurance plan revealed misuse of the plan for Kurz family members and friends who were ineligible to participate under the plan because they were not employees of Presidential Life. These ineligible participants included his daughter, members of his extended family, his personal aide and his wife's personal health care provider.
- The Kurz Family Foundation, Ltd., which holds approximately 20.8% of our outstanding common stock, and of which Mr. Kurz is a director, engaged in a pattern of self-dealing, including excessive consultant fees to family members and friends and the use of charitable assets for non-charitable personal expenses including meals, travel expenses and personal medical expenses

Ask yourself how can Kurz nominate himself and if he is elected, how will relations fare with the Company's primary regulator, the NYSID?

MYTH VERSUS REALITY

Myth: *Herbert Kurz asserts he was no longer in control of the Company beginning in late 2007*

Reality: **Kurz asked the NYSID in April 2009 to confirm that he "continues to have control" over the Company's business. In July 2009, the NYSID concluded that Kurz's power "to direct or cause the direction of the management and policies of Presidential remains significant" and affirmed his control.**

Myth: *The Company's product diversification efforts will result in a waste of shareholder money*

Reality: **Kurz's proposal to shrink the business by solely focusing on fixed annuities offers the Company little opportunity for growth, in contrast to the leadership team's current success in expanding into complementary products.**

Myth: *The Company doesn't have tight expense controls and squanders shareholder assets*

Reality: **Presidential Life continues to have the lowest expense ratio among its industry peers. Additionally, during his tenure, Kurz was never concerned with his executive compensation; indeed, he was the highest paid employee even after he resigned as CEO. In addition, as cited in the findings of the NYSID investigation, Kurz exploited the Company's healthcare plan during his tenure.**

Myth: *If elected, Kurz intends to commission a Board committee to explore strategic alternatives including a possible sale of the Company*

Reality: **Kurz has never previously recommended a sale of the Company. This is nothing more than a red herring to regain control of the Company. Mr. Kurz has Founder's syndrome; he is only interested in being in charge.**

FLAWS IN KURZ'S PLATFORM

- Once again, Mr. Kurz has failed to offer a concrete plan to create value
- Despite his complaints of poor performance, Kurz purports to have no plans to change the current management team. Is this a screen for another attempt to reinstall himself as CEO?
- At his advanced age of 90 years, Kurz is ill-suited to provide hands-on management and leadership
- Kurz's damaged relationship with the Company's primary regulator, the NYSID, and the concerns raised by the Company's rating agency, A.M. Best, pose a real risk to the Company's operations

Kurz Seeks Control of Board with *NO PLAN*
to Build Sustainable Value for all Shareholders



Building Value at Presidential Life



NEW LEADERSHIP TEAM KEY GOALS

Key strategic goals include:

- Maximize long-term value for all shareholders
- Strengthen leadership ranks and prudently invest in infrastructure
- Decrease earnings volatility and improve risk adjusted returns
- Diversify product mix and geographical concentration
- Increase transparency and effectiveness in communicating the Company's strategic goals
- Improve A.M. Best financial strength rating to "A" category
- Safeguard the progress in NYSID relations since Mr. Kurz's departure

NEW LEADERSHIP TIMELINE

3rd Quarter 2009

- EPS of $0.00 per share vs. $0.02 per share in the prior period
- Donald Barnes completed first full quarter as CEO (appointed CEO on May 12, 2009)
- Senior management initiated strategic planning process
- Expense budgeting process begun
- Turned first quarterly profit after three consecutive quarters of losses

4th Quarter 2009

- EPS of $0.40 per share vs. a loss of $0.09 per share in the prior year period
- Announced net income of $12.2 million for the fourth quarter 2009 vs. a loss of $2.8 million in the prior year period
- Formalized budgeting program
- Management optimized capital gain carry-forwards
- Hired interim Chief Financial Officer
- Appointed William M. Trust, Jr., as Lead Independent Director
- Incurred $2.5 million in expenses

1st Quarter 2010

- EPS of $0.07 per share vs. a loss of $0.29 per share in the prior year period
- Realigned senior management, adding four new members to the executive leadership team
- Human Resources executive joined the company
- Appointed William M. Trust, Jr., as Non-Executive Chairman
- Added two regional marketing vice presidents covering the Midwest and West Coast
- Incurred $1.0 million in expenses related to consent solicitation

2nd Quarter 2010

- EPS of $0.06 per share vs. a loss of $0.05 per share in the prior year period.
- Pete Pheffer joins the Company as Chief Financial Officer
- Incurred $0.2 million in expenses related to consent solicitation

ANNUITY SALES, SURRENDERS AND ACCOUNT VALUE

- Account value stabilizes
- Rate of surrenders continues to improve
- Sales moderate as interest rates remain at historically low levels

Presidential Life Historical Deferred Annuity Account Value ($ millions)


2,450
2,400
2,350
2,300
2,250
2,200
2,150
2,100
2,050
2,000
2,399
2,306
2,176
2,127
2,112
2,100
2,055
2,060
2,071
2,082
2,084
2,081
2,074
6/30/07
3/31/08
12/31/08
9/30/09
6/30/10
Deferred Annuity Account Value

Presidential Life Historical New Annuity Sales and Surrenders ($000s)


250,000
200,000
150,000
100,000
50,000
0
212,161
137,212
123,891
90,320
58,502
51,843
82,463
56,389
41,389
29,644
34,958
28,861
31,138
25,272
28,289
25,078
30,071
31,715
29,626
25,114
50,726
44,008
30,514
26,236
15,190
13,790
6/30/07
3/31/08
12/31/08
9/30/09
6/30/10
New Annuity Sales
Surrenders

HISTORICAL RATE SPREADS

- Low interest rate environment continues to pressure spreads
- Spreads have improved since their low point in the first quarter of 2009



Historical Rate Spread Including Limited Partnership Investments
7.39%
6.59%
7.92%
7.81%
7.33%
7.23%
7.98%
6.98%
6.98%
7.45%
8.13%
5.57%
4.00%
4.92%
5.28%
6.56%
5.69%
5.01%
1.97%
2.49%
2.39%
2.05%
1.94%
2.68%
1.67%
1.78%
2.17%
0.27%
-1.34%
-0.30%
0.11%
1.39%
0.61%
-0.07%
2006Q1
2006Q3
2007Q1
2007Q3
2008Q1
2008Q3
2009Q1
2009Q3
2010Q1
Rate on investments (%)
Credited rate (%)
Rate spread (%)



Ten Year Treasury Yields (%)
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
01/03/2006
01/03/2007
01/03/2008
01/03/2009
01/03/2010
10 Year T Note



Historical Rate Spread Excluding Limited Partnership Investments
6.51%
6.54%
6.70%
6.89%
6.30%
6.28%
6.25%
6.49%
6.25%
6.07%
6.01%
5.92%
5.74%
5.92%
5.78%
6.01%
5.81%
5.94%
5.42%
5.41%
5.43%
5.42%
5.28%
5.29%
5.30%
5.31%
5.20%
5.28%
5.23%
5.30%
5.34%
5.22%
5.17%
5.17%
5.08%
5.08%
1.09%
1.13%
1.27%
1.47%
1.02%
0.99%
0.95%
1.18%
1.05%
0.79%
0.78%
0.62%
0.40%
0.70%
0.61%
0.84%
0.73%
0.86%
2006Q1
2006Q3
2007Q1
2007Q3
2008Q1
2008Q3
2009Q1
2009Q3
2010Q1
Rate on investments (%)
Credited rate (%)
Rate spread (%)

Source: SNL Financial

PROGRESS TO DATE

- Management continues to tightly manage the Company's expenses, maintaining one of the lowest expense ratios in the industry
- Compared to a peer group of 7 small-cap life insurance peers, Presidential Life has a substantially lower SG&A expense ratio over a five-year time frame
- Excluding the $2.5 million spent to defend against Kurz's consent solicitation campaign in 2009, the five-year average would be even lower at 10.5%



SG&A as % of Revenue
30%
25%
20%
15%
10%
5%
Peer Group Avg = 23.3%
PLFE Avg = 10.7%
2005
2006
2007
2008
2009
Peer Average
PLFE

Source: FactSet

Composite Index of Small-Cap Life Insurance Peers includes: AEL, KCLI, NWLI, FFG, PNX, CIA, IHC; Note: Figures are based on GAAP accounting principles

PROGRESS TO DATE

The core portfolio [1] has strengthened significantly and is positioned to provide strong returns

- The market value of the core portfolio has improved from unrealized loss of $153.9 million as of June 30, 2009 to an unrealized gain of $199.5 million as of June 30, 2010
- The portfolio is comprised of 94.15% investment grade bonds with A2 average credit rating
- The portfolio has a book yield of 6.10%
- Effective duration of both assets and liabilities of 5.3 years [2]



Core Portfolio
$3,600
$3,400
$3,200
$3,000
$2,800
(in $ millions)
June 30, 2009
Sept 30, 2009
Dec 31, 2009
Mar 31, 2010
June 30, 2010

(1) Core portfolio includes fixed income securities, common and preferred stocks, and cash and equivalents; (2) Liability duration as of 12/31/2009

PROGRESS TO DATE

Limited Partnership holdings performance continues to improve

- Unrealized losses have been reduced by 44% since Sept. 30, 2009
- Limited Partnership assets are equal to 6.09% of invested assets
- Holdings are comprised of 72 Limited Partnerships – 1/3 in hedge funds and 2/3 in private equity



Limited Partnerships
(in $ millions)
$220
$210
$200
$190
$180
6.06%
5.49%
5.55%
5.75%
6.09%
June 30, 2009
Sept 30, 2009
Dec 31, 2009
Mar 31, 2010
June 30, 2010

Percentages represent ratio of Limited Partnership assets to invested assets

PROGRESS TO DATE

The Company is prudently redeploying cash balances at higher rates, which will benefit investment income

- Cash equivalents portfolio reduced by 50% over the past 12 months
- The cash balances have been reinvested with 500 basis point pick-up in yield
- The reinvestment of over $130 million is expected to increase investment income on an annualized basis by approximately $6.9 million.

Cash Equivalents



(in $ millions)
$350
$300
$250
$200
$150
$100
June 30, 2009
Sept 30, 2009
Dec 31, 2009
Mar 31, 2010
June 30, 2010

STOCK PERFORMANCE

- Presidential Life's stock performance since the adoption of the strategic plan has outperformed a Composite Index of 7 Small-Cap Life Insurance Peers



Indexed Stock Performance
160
140
120
100
80
60
40
20
13/11/2008
13/12/2008
13/01/2009
13/02/2009
13/03/2009
13/04/2009
13/05/2009
13/06/2009
13/07/2009
13/08/2009
13/09/2009
13/10/2009
13/11/2009
13/12/2009
13/01/2010
13/02/2010
13/03/2010
13/04/2010
13/05/2010
13/06/2010
13/07/2010
Composite Index of Small-Cap Life Insurance Peers
PLFE

Source: FactSet

Composite Index of Small-Cap Life Insurance Peers includes: AEL, KCLI, NWLI, FFG, PNX, CIA, IHC

PROTECT YOUR INVESTMENT

- Do not be misled by Mr. Kurz's so-called "plan" and his hand-picked slate.
- Mr. Kurz has been found "untrustworthy" by the Company's primary regulator
- Mr. Kurz has advanced no substantive plan, making only vague and misleading complaints about the Company's performance
- The current leadership and the Board are delivering against the 3-year strategic plan to deliver value for ALL shareholders
- This proxy solicitation is another attempt by a frustrated unsuitable 90-year old to regain control of the Company after his failed attempt six months ago

- Please vote FOR your Company's highly qualified nominees on the WHITE proxy card

APPENDIX

MR. KURZ'S SUPPORT FOR HIS SUCCESSOR

In April 2008, Presidential Life adopted a succession plan, in which Mr. Kurz would be succeeded by his President and COO, Donald Barnes, in May 2009

Plan was agreed after extensive consultation with Mr. Kurz, and Mr. Kurz gave his full support for the plan

Supportive comments from Mr. Kurz include:

- Succession plan approved by Mr. Kurz highlighted that Mr. Barnes "*already possesses an extensive knowledge base of the company's organizational structure as well as the required educational qualifications*"
- Annual Report, April 24, 2009: Mr. Kurz pledged his… *"full support as Presidential moves onward and upward"*
- Press release announcing appointment, May 12, 2009: Mr. Kurz stated that Mr. Barnes… *"will have my full support"*
- Mr. Kurz's annual letter to shareholders over the past several years has repeatedly praised the *"excellence"* of the management team led by Mr. Barnes

NECESSITY OF SUCCESSION PLAN

Ratings agencies (Moody's, S&P, and A.M. Best) have long expressed concern regarding the absence of a succession plan due to Mr. Kurz's advanced age:

May 2004 — **Moody's noted the "*lack of a management succession plan despite the advanced age of the company's Chairman and CEO*" was one key reason for downgrading the Company's rating**

April 2008 — **Lack of "*comprehensive and long-term management succession plan*" continued to constrain any ratings upgrade for Moody's**

July 2008 — **Moody's cautioned that its positive outlook on the Company was conditioned on several governance factors, including:**

- Execution of executive leadership changes at the Company and the Insurance Company
- Addition of new independent directors with senior management and financial expertise
- The "eventual succession of the PLFE chief executive officer title from the current incumbent"
- The "continued development of an *ongoing management succession plan*"

December 2009 — **A.M. Best placed the Company under Review with Negative Implications due to *"the potential for a change in the Board composition"***

- The "capital ratios remain within A.M. Best's expectation for the current rating"

May 2010 — **A.M. Best removes the Company from Review with Negative Implications and Reaffirms Financial Strength Rating of B+ with Stable Outlook**

- The "rating had been placed under review due to lack of clarity regarding 13-D filings…pertaining to the Board of Directors and the former Chairman of the Board"

GOOD CORPORATE GOVERNANCE

- **Board strengthened with 5 new Directors since Mr. Kurz announced retirement**
- **Undertaken several corporate governance initiatives since Mr. Kurz stepped down in May 2009:**
  - Instituted a Nominating & Governance Committee and listed its members and the Committee's charter on the website
  - Board cut expenses substantially and reduced annual director retainer by 15%
  - Board focused assignments with redefined Compensation Committee and Finance/Investment Committee charters
  - Appointed a director with independent insurance industry financial expertise to the Audit Committee
  - Elected William M. Trust, Jr. as lead independent director and then Chairman
  - Posted committee charters on the Company website
- **Shareholder-friendly Board**
  - Up for re-election every year
  - No poison pill
  - Committed to transparency of communications

Board Committed to Act in Best Interests of ALL Shareholders

EXPERIENCED AND INDEPENDENT BOARD

Presidential Life's Independent Directors were elected with overwhelming stockholder support, including that of Mr. Kurz and the Kurz Family Foundation, at the May 13, 2009 annual meeting:

Independent Committee

William M. Trust, Jr. (Chairman of the Board; Chairman – Finance and Investment Committee)

- Serves as a principal in Innovation Management Consulting, prior to which he held President, CEO and Chief Financial Officer positions in various privately held companies
- Also served as an Executive Director for an international architecture firm and as an Executive VP for an international transportation holding company
- Holds a CPA and has previously worked as Chief Accounting Officer of a NYSE listed firm and an investment banking firm

John D. McMahon (Chairman – Nominating and Governance Committee)

- Current Executive VP of Consolidated Edison (ConEd), prior positions include President and CEO of Orange & Rockland Utilities (subsidiary of ConEd) and General Counsel of ConEd
- Joined Board in October 2008

W. Thomas Knight (Chairman - Compensation Committee)

- Former General Counsel of both the Company and Avon Products
- Joined Board in May 2008

EXPERIENCED AND INDEPENDENT BOARD

Lawrence Read (Chairman – Audit Committee)

- President and CEO of Lube Management, California-based retail automotive centers
- Joined Board in 2005
- Has prior industry experience with Presidential Life

William A. DeMilt, CPA (Audit Committee Member)

- Former Executive VP, Mutual of America Life Insurance Company of New York
- Prior experience includes international banking and public accounting
- Joined Board in October 2008

Lawrence Rivkin

- Former Managing Partner of New York law firm Goldfarb and Fleece; most recently Of Counsel
- Board member since 1988

Stanley Rubin

- Previously served as Executive Vice President of the Company and Chief Investment Officer of the Insurance Company
- Board member since May 2008

Mr. Kurz's Desire to Regain Control Is Not a Reason to Discard the Knowledge and Experience of Your Board

Presidential Life
Insurance Company
Nyack, NY 10960
www.presidentiallife.com